HANSBERGER INTERNATIONAL SERIES

International Value Fund

Emerging Markets Fund

International Growth Fund

International Core Fund

401 East Las Olas Boulevard, Suite 1700

Fort Lauderdale, FL 33301

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

August 21, 2007

A special meeting (the “Meeting”) of the shareholders of the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund (each a “Fund” and, together, the “Funds”), each a series of the Hansberger International Series (the “Trust”), will be held at 10 a.m. on September 12, 2007 at the offices of Hansberger Global Investors, Inc., at 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301. Enclosed for your reference and use are a Notice, Proxy Statement and proxy card for the Meeting.

At the Meeting, you will be asked to elect ten (10) trustees to the Board of Trustees of the Trust (the “Proposal”) and transact such other business as may properly come before the Meeting or any adjournments thereof. Shareholders of record as of the close of business on August 7, 2007 are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Shareholders of each Fund will vote together on the Proposal.

In the event that a quorum is present but sufficient votes in favor of the Proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies as to the Proposal. Any adjournment of the Meeting for the further solicitation of proxies as to the Proposal will require the affirmative vote of a majority of the total number of shares of the relevant Fund that are present in person or by proxy at the Meeting. The persons named as proxies will vote those proxies they are entitled to vote in their discretion as to any such adjournment. A shareholder vote may be taken on the Proposal in this Proxy Statement prior to such adjournment. Such vote will be considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

By order of the Board of Trustees,

Byron F. Bowman, Secretary

August 21, 2007

PLEASE RESPOND. YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

HANSBERGER INTERNATIONAL SERIES

International Value Fund

Emerging Markets Fund

International Growth Fund

International Core Fund

401 East Las Olas Boulevard, Suite 1700

Fort Lauderdale, FL 33301

TELEPHONE NO. 800-332-7449

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Hansberger International Series (the “Trust”) from the shareholders of the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund (each a “Fund” and, together, the “Funds”) for use in connection with a special meeting (the “Meeting”) of shareholders of the Funds. The Meeting will be held at 10 a.m. on September 12, 2007, at the offices of Hansberger Global Investors, Inc. (the “Adviser”), 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301. The Meeting is being called for the purpose of considering the proposal set forth below (the “Proposal”) and to transact such other business as may be properly brought before the Meeting.

Proposal	Funds Solicited
To elect ten (10) trustees to the Board of Trustees of the Trust.	All Funds

The Meeting Notice, this Proxy Statement and proxy card are being sent to shareholders of record as of the close of business on August 7, 2007 (the “Record Date”) beginning on or about August 21, 2007. Shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Shareholders of all Funds will vote together on the Proposal.

Please read this Proxy Statement and keep it for future reference. Each Fund has previously sent its annual report dated December 31, 2006 to its shareholders. A copy of each Fund’s most recent annual report and semiannual report may be obtained without charge by writing to, or calling, the Trust at the address and telephone number listed above. If you have any questions regarding this proxy statement, please call 1-800-332-7449.

PROPOSAL: ELECTION OF TRUSTEES OF THE TRUST

I. Background

The nomination and proposed election of ten (10) new trustees of the Trust is a step in the anticipated integration of the Trust with a group of funds (the “Natixis Funds”) that are advised and managed by subsidiaries of Natixis Global Asset Management (“Natixis”), including the Adviser. If implemented by the new trustees following their election, the integration would result in the Trust sharing a common board of trustees, common officers, and a common administrator with the Natixis Funds. The Adviser will continue as the investment adviser to the Trust.

At a special meeting of shareholders held on February 28, 2007 (the “February Meeting”), the shareholders of the Trust elected Thomas L. Hansberger, Edward M. Tighe, Ramon A. Rodriguez, and William F. Waters as trustees of the Trust (the “Trustees”). A fifth trustee who was elected at the February Meeting has recently resigned. Also at that meeting, the shareholders of the Trust approved an investment advisory agreement between the Trust and the Adviser, effective on March 9, 2007, immediately following the purchase of a controlling interest in the parent of the Adviser by Natixis Global Asset Management Group, LLC (“Natixis Group”) (formerly Natixis Asset Management US Group, LLC). Since the establishment of the Trust in 1996, the Adviser has acted as investment adviser and manager of the Trust. Under an agreement dated September 12, 2005, State Street Bank and Trust Company (“State Street”) acts as administrator of the Trust.

Another subsidiary of Natixis, Natixis Asset Management Advisors, L.P. (“Natixis Advisors”), serves as investment adviser of certain of the Natixis Funds and as administrator and manager of all of the Natixis Funds. The Natixis Funds currently consist of Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust III, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I and Loomis Sayles Funds II (collectively, the “Natixis Fund Complex”). All of the Natixis Funds are not only managed and administered by Natixis Advisors, but also share a common board of trustees (the “Natixis Fund Board”).

Subsequent to the February Meeting, the Adviser, the officers of the Trust, and representatives of Natixis Advisors engaged in informal discussions regarding methods for enhancing the efficiency and reducing costs associated with the management and administration of the Trust. After considering several alternative proposals to accomplish this goal, the Adviser and the officers of the Trust proposed to the Board of Trustees of the Trust (the “Board”) that it would be in the best interests of the Trust and its shareholders if the management and administration of the Trust were integrated with the management and administration of the Natixis Funds. It was proposed that this be accomplished in three steps: first, the nomination and election of the Natixis Fund Board as trustees of the Trust (the “Unitary Board”); second, the appointment of common officers of the Natixis Funds as officers of the Trust; and, third, the engagement of Natixis Advisors as the administrator of the Trust.

In connection with this proposal, the Board was provided with information from management regarding the managerial and administrative resources that Natixis Advisors provides to the Natixis Funds. Individual Trustees met with representatives of the Natixis Fund Board to review the level and quality of services provided by Natixis Advisors to the Natixis Funds; during these conversations, the Trustees of the Trust also took the opportunity to express their view that any change of management and administration should be undertaken where there are anticipated benefits for the Trust and its shareholders. In this regard, management provided the Trustees with cost information relating to the implementation of the Unitary Board Proposal that showed anticipated savings in fund expenses, including trustee and legal expenses, from spreading the expenses over the entire Natixis Fund Complex (including the Funds). Finally, the Board reached an agreement with the Adviser that, upon the election of the Unitary Board, the Adviser would limit the expenses experienced by each class of shareholders of each Fund through the waiver of its investment advisory fee and the reimbursement of certain Fund expenses at the same levels as currently provided, through April 30, 2009. Furthermore, the Adviser has agreed to bear all of the expenses of the shareholder meeting, including the preparation and mailing of this Proxy Statement, as it also did for the February Meeting.

If approved by shareholders, the Unitary Board would be in a position to consider whether to appoint Natixis Advisors to provide management and administrative services to the Funds, as it currently does for the Natixis Funds, which appointment would result in the consolidation of the management, administration and oversight of the Trust into fewer service providers. In addition, it is anticipated that the proposed integration and the election of the Unitary Board would offer the Trust opportunities to take advantage of operating efficiencies that could lower fund operating costs for shareholders.

On the basis of these considerations, and after meeting with individual members of the Natixis Fund Board, the Nominating and Governance Committee of the Trust recommended to the full Board and the full Board unanimously voted to nominate the individual members of the Natixis Fund Board for election to the Board by the shareholders of the Trust. In the event that the individual members of the Natixis Fund Board are not elected by shareholders, the current Board will continue to serve the Trust. However, it may be necessary to hold another shareholder meeting if the existing trustees resign or retire in the near future.

II. Information about the Nominees

Additional information about each of the nominees (each a “Nominee” and together, the “Nominees”) is set forth in the table below. The business address of each Nominee is 399 Boylston Street, Boston, MA 02116. Each Nominee will oversee each of the Trust’s five (5) series (four of which are active) if he or she is elected. If elected, each Nominee will serve until retirement, resignation or removal from the Board. The Trust’s Board has adopted a mandatory retirement policy whereby the current retirement age is seventy-five (75). Under this policy, the Trustees may determine that it is in the best interests of the Trust’s shareholders to extend the retirement age for any Trustee. The Natixis Fund Board has adopted a retirement policy, whereby the mandatory retirement age for each trustee is seventy-two (72). It is anticipated that if the Unitary Board is elected by shareholders, it will adopt the Natixis Fund Board retirement policy.

Name and Year of Birth	Principal Occupation During the Past Five Years	Other Directorships Held by Nominee***
Interested Nominees
John T. Hailer* (1960)	President and Chief Executive Officer, Natixis Asset Management Advisors, L.P. and Natixis Asset Management Distributors, L.P.; Executive Vice President, Loomis Sayles Funds I; President and Chief Executive Officer, Natixis Cash Management Trust, Natixis Funds Trust II, Natixis Funds Trust III and Natixis Funds Trust IV	Not applicable

Robert J. Blanding** (1947)	President, Chairman, Director, and Chief Executive Officer, Loomis, Sayles & Company, L.P.; President and Chief Executive Officer — Loomis Sayles Funds I; Chief Executive Officer for Loomis Sayles Trust II	Not applicable

Independent Nominees
Graham T. Allison, Jr. (1940)	Douglas Dillon Professor and Director of the Belfer Center of Science for International Affairs, John F. Kennedy School of Government, Harvard University	Director, Taubman Centers, Inc. (real estate investment trust); Advisory Board Member of SEC Inc. (energy supplier)

Charles D. Baker (1956)	President and Chief Executive Officer, Harvard Pilgrim Health Care, Inc. (health plan)	Not applicable

Name and Year of Birth	Principal Occupation During the Past Five Years	Other Directorships Held by Nominee***
Edward A. Benjamin (1938)	Retired	Director, Coal, Energy Investments & Management, LLC, Director, Precision Optics Corporation (optics manufacturer)

Daniel M. Cain (1945)	President and Chief Executive Officer, Cain Brothers & Company, LLC (investment banking)	Trustee, Universal Health Realty Income Trust; Director, Sheridan Healthcare Inc. (physician practice management)

Richard Darman (1943)	Partner, The Carlyle Group (investments); formerly, Professor, John F. Kennedy School of Government, Harvard University	Director and Chairman of Board of Directors, AES Corporation (international power company)

Jonathan P. Mason (1958)	Executive Vice President and Chief Financial Officer, Cabot Corp. (specialty chemicals); formerly, Vice President and Treasurer, International Paper Company; formerly, Chief Financial Officer, Carter Holt Harvey (forest products)	Not applicable

Sandra O. Moose (1942)	President, Strategic Advisory Services (management consulting); Chairman, Harvard Graduate School Council; Senior Advisor, The Boston Consulting Group, Inc. (management consulting)	Director, Verizon Communications; Director, Rohm and Haas Company (specialty chemicals); Director, AES Corporation

Cynthia L. Walker (1956)	Executive Dean for Administration (formerly, Dean for Finance and CFO), Harvard Medical School	Not applicable

*	Mr. Hailer would be deemed an “interested person” of the Trust because he is the President and Chief Executive Officer of the Trust’s distributor. Mr. Hailer is also President and Chief Executive Officer of Natixis Advisors.
**	Mr. Blanding would be deemed an “interested person” of the Trust because he is President, Chairman, Director, and Chief Executive Officer of Loomis, Sayles & Company, L.P., which is under common control with the parent company of the Trust’s Adviser.
***	Each Nominee serves as a Trustee for each series of the Natixis Fund Complex. As of the date of this Proxy Statement, the total number of portfolios in the Natixis Fund Complex is 36.

III. Responsibilities of the Board of Trustees

The Board has responsibility for the overall management and business of the Trust, including general supervision and review of its investment activities. The Board approves all significant agreements between the Trust and the persons or companies who furnish services to the Trust. The Board has delegated the day-to-day operations of the Trust to the Adviser and State Street. The Board held four regular meetings during the Trust’s most recent fiscal year ended December 31, 2006. Each Trustee then in office attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Trustee served.

Standing Board Committees

The Board has a standing Audit Committee. The existing membership of the Audit Committee is as follows: Mr. Ramon A. Rodriguez (Chairperson), Mr. Edward M. Tighe and Mr. William F. Waters. If the Nominees are elected by shareholders it is anticipated that the membership of the Audit Committee will be as follows: Mr. Daniel M. Cain, Mr. Jonathan P. Mason and Ms. Cynthia L. Walker. The primary function of the Audit Committee, which operates pursuant to a written charter, is to assist the Board in fulfilling its oversight responsibilities by: (i) recommending the selection of the Trust’s independent public accounting firm; (ii) reviewing and approving the scope of the independent public accounting firm’s activities; (iii) reviewing the financial statements which are certified by the independent public accounting firm; and (iv) reviewing with the independent public accounting firm the adequacy of the Trust’s basic accounting system and the effectiveness of the Trust’s internal accounting controls. The Audit Committee met four times during the fiscal year ended December 31, 2006.

The Board has a Nominating and Governance Committee. The existing membership of the Nominating and Governance Committee is as follows: Mr. Thomas L. Hansberger, Mr. Ramon A. Rodriguez, Mr. Edward M. Tighe and Mr. William F. Waters. Mr. Hansberger, the only interested Trustee on the Committee, does not participate in the selection and nomination of Independent Trustee candidates or any discussion or review of Trustee compensation. If the Nominees are elected by shareholders it is anticipated that the membership of the Nominating and Governance Committee will be as follows: Mr. Graham T. Allison, Jr., Mr. Charles D. Baker, Mr. Edward A. Benjamin and Mr. Richard Darman. The primary function of the Nominating and Governance Committee is to recommend nominees to the full Board for election to the Board. The Committee also makes recommendations to the full Board on nominations for membership on all committees of the Board and reviews committee assignments periodically and reports the results of its review to the Board. The Committee reviews as necessary the responsibilities of all committees of the Board and (i) whether there is a continuing need for each committee, (ii) whether there is a need for additional committees, and (iii) whether existing committees should be combined or reorganized. The Committee recommends any changes it determines are appropriate to the full Board. The Committee also (i) oversees the Trust’s policies and procedures regarding compliance with corporate governance policies; (ii) periodically reviews the Board’s governance procedures and recommends any appropriate changes to the Board; and (iii) considers and oversees the selection and retention of legal counsel to the Independent Trustees and the independence of such counsel. The Nominating and Governance Committee was established in May 2006 and met twice during the fiscal year ended December 31, 2006. The Nominating and Governance Committee operates pursuant to a written charter, which is included as Appendix A to this Proxy Statement.

While the Nominating and Governance Committee is solely responsible for the selection and nomination of potential candidates to serve on the Board, the Nominating and Governance Committee will consider candidates recommended by the Trust’s shareholders if submitted in writing and addressed to the Committee at the Trust’s offices. In considering a candidate’s qualifications, the Committee will consider, at a minimum, the potential candidate’s educational background, business or professional experience, and reputation. In addition, all Trustee candidates must demonstrate an ability and willingness to make the time commitment, including personal attendance at Board meetings, necessary to function as an effective trustee. The Committee may seek suggestions for candidates for nomination as trustees from any persons or sources it deems appropriate and will evaluate each candidate in the same manner, irrespective of the source that provided the suggestion.

Limitation of Trustees’ Liability

The Declaration of Trust provides that a Trustee shall be liable only for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office but will not be liable for errors of judgment or mistakes of fact or law. The Declaration of Trust also provides that the Trust will indemnify its Trustees (current and former) against liabilities and all expenses reasonably incurred or paid in connection with any claim, action, suit or proceeding in which they may be involved as a party or otherwise by virtue of their offices with the Trust and against amounts paid or incurred in settlement thereof unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his or her willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

The Adviser has agreed to indemnify the Trustees for judgments, fines, penalties, amounts paid in settlement, attorneys’ fees and other costs, and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of the foregoing arising out of or related to (i) the Trustees’ decision to nominate the Nominees as their successors or consideration and review of the integration of the Trust with the Natixis Funds; (ii) any act or omission to act by Mr. Tighe or Mr. Rodriguez in connection with the one-year consulting services arrangement described below; or (iii) the past or future acts or omissions of the Adviser as adviser to the Trust or the future acts or omissions of Natixis Advisors, if approved as the administrator of the Trust. The Adviser is not obligated to indemnify any such Trustee if indemnification is provided by the Trust or covered by insurance or if it is proved by final judgment in a court of law or other final adjudication that the Trustee acted in bad faith, failed to act where such failure to act was in bad faith, or engaged in intentional misconduct or knowing violation of the law.

IV. Other Trustee and Nominee Information

Trustee Compensation

Effective January 1, 2006, the Trust paid each Independent Trustee an annual retainer of $12,000, plus a meeting fee of $3,000 for attendance at each Board meeting. Effective January 1, 2007, the Trust pays each Independent Trustee an annual retainer of $15,000, plus a meeting fee of $3,750 for attendance at each Board meeting. In addition, the Trust reimburses each Independent Trustee for all reasonable out-of-pocket expenses incurred traveling to and attending such meetings, as well as other reasonable out-of-pocket expenses related to the business of the Trust. No additional compensation is paid for service as Lead Trustee or for serving on a Committee of the Trust. Other officers and Trustees receive no compensation or expense reimbursement from the Trust. For the fiscal year ending December 31, 2006, the Trust paid the following amounts to Trustees and officers of the Trust:

Name of Person, Position	Aggregate Compensation from Registrant for Fiscal Year Ended 2006	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefit Upon Retirement	Total Compensation from Registrant and Fund Complex Paid to Trustees for Fiscal Year Ended 2006
Kathryn B. McGrath, Trustee*	$24,000	N/A	N/A	$24,000 for service on one board
Ramon A. Rodriguez, Trustee	$24,000	N/A	N/A	$24,000 for service on one board
Edward M. Tighe, Trustee	$24,000	N/A	N/A	$24,000 for service on one board
William F. Waters, Trustee	$24,000	N/A	N/A	$24,000 for service on one board

*	Ms. McGrath served on the Board through March 31, 2007.

Assuming the new trustees are elected by shareholders, the Trust will make a one-time payment to each of the Independent Trustees who will be replaced in the event that the Nominees are elected as follows: $90,000 to each of Mr. Tighe and Mr. Rodriguez and $15,000 to Mr. Waters (collectively, the “One-Time Payment”). In approving the One-Time Payment the Board considered the following factors: (i) the anticipated cost savings available to the Trust relating to the Unitary Board Proposal and potential cost efficiencies resulting from future integration initiatives; (ii) in connection with the One-Time Payment, Mr. Tighe and Mr. Rodriguez will make themselves reasonably available to provide consulting services to the Unitary Board relating to the integration and other board transition initiatives for a period of one year following the implementation of the Unitary Board; (iii) the opportunity cost to the Independent Trustees of having foregone service on other boards in order to serve on the Board and (iv) most of the expense (approximately 75%) of the One-Time Payment will be borne by the Adviser due to an expense reimbursement arrangement between the Adviser and the Funds. The Independent Trustees do not have a retirement plan. The expense of the One-Time Payment would be allocated equally among the four active Funds and classes. Each of these Funds has two classes (the “Classes”). For six Classes, this allocation would result in no additional net expense because the Adviser has agreed to cap expenses under an expense reimbursement arrangement. Each of the two remaining Classes, the Institutional Class of each of the International Value Fund and the International Growth Fund, would absorb approximately $25,000 in additional expenses. Most of the expense (approximately 75%) of the One-Time Payment would thus be borne by the Adviser.

Ownership of Fund Securities

The Trustees and the Nominees, as of December 31, 2006, beneficially owned the following ranges of equity securities of the Trust and, on an aggregate basis, equity securities in any registered investment companies overseen by the Trustees and the Nominees within the same Fund Complex:

Name of Trustee	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies**
Interested Trustees
Thomas L. Hansberger	Emerging Markets Fund: $50,001-$100,000	$50,001-$100,000

Independent Trustees
Kathryn B. McGrath, Esq.*	Emerging Markets Fund: $10,001-$50,000	$50,001-$100,000
International Value Fund: $10,001-$50,000
International Growth Fund: $10,001-$50,000
Ramon A. Rodriguez	None	None
William F. Waters, Esq.	None	None
Edward M. Tighe	Emerging Markets Fund: $10,001-$50,000	$0-$50,000
International Value Fund: $10,001-$50,000
International Growth Fund: $10,001-$50,000

*	Ms. McGrath served on the Board through March 31, 2007.
**	For purposes of this chart “Family of Investment Companies” refers to a Trustee’s ownership of securities in the Trust only. It does not include ownership of securities in the Natixis Fund Complex.

Name of Nominee	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies*
Interested Nominees
John T. Hailer	None	Over $100,000
Robert J. Blanding	None	Over $100,000

Independent Nominees
Graham T. Allison, Jr.	None	Over $100,000
Charles D. Baker	None	$10,001-$50,000
Edward A. Benjamin	None	Over $100,000
Daniel M. Cain	None	Over $100,000
Richard Darman	None	Over $100,000
Jonathan P. Mason	None	None
Sandra O. Moose	None	Over $100,000
Cynthia L. Walker	None	$50,001-$100,000

*	For purposes of this chart “Family of Investment Companies” refers to a Nominee’s ownership of securities in the Natixis Fund Complex only.

Beneficial Ownership by Current Trustees and Nominees of Shares of the Adviser and its Affiliates

Except as described below, the Trustees and their immediate family members and the Nominees and their immediate family members did not own beneficially shares of the Adviser, or its parent companies, Natixis Group and Hansberger Group, Inc. (“Hansberger”), the Trust’s principal underwriter, Natixis Distributors, L.P. (“Natixis Distributors”), or any other person directly or indirectly controlling, controlled by, or under common control with the Adviser, Natixis Group, Hansberger, or Natixis Distributors as of December 31, 2006.

On March 9, 2007, pursuant to a Stock Purchase Agreement dated as of November 15, 2006, Mr. Hansberger sold all of his shares of common stock of Hansberger to Natixis Group. Natixis Group is an indirect parent company of the Funds’ distributor, Natixis Distributors. Prior to the transaction, Mr. Hansberger, directly and through a family limited partnership that he controlled, owned approximately 49% of the outstanding common stock of Hansberger. As of the date of this proxy statement, Mr. Hansberger no longer owns any shares of Hansberger.

Share Ownership

As of the Record Date, each executive officer, Independent Trustee and Interested Trustee individually, and the executive officers, Independent Trustees and Interested Trustee as a group, owned beneficially less than 1% of the outstanding shares of each Fund. Please see Appendix B for a list of those persons who, as of the Record Date, owned of record or beneficially 5% or more of the outstanding shares of the Funds.

IV. Trust Officers

The following table presents certain information about the current executive officers of the Trust. Each officer serves an indefinite term until his or her successor is elected. It is anticipated that if the Nominees are elected by shareholders, the Unitary Board will consider replacing the existing Trust officers with the current Natixis Funds’ officers.

Name, Age and Address	Position with the Trust	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years
Wesley E. Freeman (56) 401 East Las Olas Blvd. Fort Lauderdale, FL 33301	Vice President	Since 1996	Managing Director of Institutional Marketing, Hansberger Global Investors, Inc., 1996 to present; Director, Hansberger Global Investors, Inc., 2000 to present.

Thomas A. Christensen, Jr. (36) 401 East Las Olas Blvd. Fort Lauderdale, FL 33301	Treasurer	Since 1996	CFO, 1998 to present; Vice President and Controller, 1996 to 1998, Hansberger Global Investors, Inc.; CFO of Hansberger Group, Inc., 1999 to present.

Susan H. Moore-Wester (49) 401 East Las Olas Blvd. Fort Lauderdale, FL 33301	Chief Compliance Officer	Since 2005	Chief Compliance Officer, Hansberger Global Investors, Inc., 2005 to present; Securities Compliance Examiner, U.S. Securities and Exchange Commission-Southeast Regional Office, 2003 to 2005; Portfolio Compliance Manager, Franklin Templeton Investments, 1996 to 2003.

Byron F. Bowman (57) 401 East Las Olas Blvd. Fort Lauderdale, FL 33301	Secretary	Since 2007	General Counsel, Hansberger Global Investors, Inc., 2007 to present; Counsel, Reed Smith LLP, 2002 to 2007; Of Counsel, Vedder Price Kaufman & Kammholz, 1998 to 2002; Senior Corporate Counsel, Federated Investors, Inc., 1981 to 1998.

Ryan M. Louvar (34) 2 Avenue de Lafayette, 6th Floor Boston, MA 02111	Assistant Secretary	Since 2005	Vice President and Counsel, State Street Bank and Trust Company, 2005 to present; Counsel, BISYS Fund Services, 2000 to 2005.

Patricia Perkins (39) 2 Avenue de Lafayette, 6th Floor Boston, MA 02111	Assistant Treasurer	Since 2006	Vice President and Senior Director of Mutual Fund Administration, State Street Bank and Trust Company, 2006 to present.

V. Independent Public Accountants

The Audit Committee and the Board selected the independent public accounting firm of PricewaterhouseCoopers LLP (“PwC”) to serve as independent public accountants of the Trust for the current fiscal year. Representatives of PwC are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

Fees Paid to PwC. The aggregate fees paid to PwC for professional services rendered by PwC for the audit of the Trust’s annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 were:

	2006	2005
Audit Fees (a)	$181,000	$178,600
Audit-Related Fees (b)	27,200	16,530
Tax Fees (c)	25,280	19,480
All Other Fees (d)	—	—

(a) Audit Fees

These fees relate to professional services rendered by PwC for the audits of the Funds’ annual financial statements or services normally provided by an independent public accountant in connection with statutory and regulatory filings or engagements. These services include the audits of the financial statements of the Funds, issuance of consents, income tax provision procedures and assistance with review of documents filed with the Securities and Exchange Commission.

(b) Audit Related Fees

These fees relate to assurance and related services by PwC in connection with the June 30, 2006 and June 30, 2005 semi-annual financial statements.

(c) Tax Fees

These fees relate to professional services rendered by PwC for tax compliance, tax advice and tax planning. The tax services provided by PwC relate to the review of the Funds’ federal and state income tax returns, review of excise tax calculations and returns, and a review of the Funds’ calculations of capital gains and income distributions.

(d) All Other Fees

These fees relate to products and services provided by PwC other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

Audit Committee PreApproval Policies and Procedures

The Funds’ Audit Committee is required to preapprove nonaudit services that meet both of the following criteria:

i) The services directly relate to the Funds’ operations and financial reporting; and

ii) The services are rendered by PwC to the Adviser or entities in a control relationship with the Adviser (“service affiliates”) that provide ongoing services to the Funds.

	2006	2005
Audit-Related Fees	$9,720	—
Tax Fees	—	—
All Other Fees	—	$54,000

There were no amounts that were approved by the Audit Committee pursuant to the de minimus exception (Rule 2-01(c)(7) of Regulation S-X) for the fiscal years ended December 31, 2006 and December 31, 2005.

PwC did not bill the Trust for any other nonaudit services for the fiscal years ended December 31, 2006 and December 31, 2005 other than as disclosed above.

The aggregate nonaudit fees billed by PwC for services rendered to the Adviser and service affiliates for the fiscal years ended December 31, 2006 and December 31, 2005 were $52,480 and $36,010, respectively. Aggregate fees billed to the Adviser and service affiliates for nonaudit services were $75,000 and $108,000 for 2006 and 2005, respectively. These amounts include fees for nonaudit services required to be preapproved and fees for nonaudit services that did not require pre-approval since they did not relate to the Funds’ operations and financial reporting.

The Trust’s Audit Committee has considered whether the provisions for nonaudit services to the Adviser and service affiliates that did not require preapproval are compatible with maintaining PwC’s independence.

BOARD RECOMMENDATION

The Board recommends that you vote FOR all Nominees. In reaching its decision to recommend election of the Nominees, the Board did not identify any single factor as being of paramount importance. Accordingly, after consideration of the above factors and such other factors and information it considered relevant, the Board voted to nominate the Nominees and recommend election of the Nominees by the shareholders of the Funds.

THE TRUSTEES OF THE TRUST RECOMMEND THAT THE SHAREHOLDERS

VOTE TO ELECT EACH OF THE NOMINEES.

OTHER INFORMATION

General Information

Information About the Trust. Hansberger International Series is registered with the SEC as an open-end management investment company and is organized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts pursuant to its Agreement and Declaration of Trust.

Principal Underwriter and Administrator. Natixis Distributors is the Funds’ principal underwriter and its principal business address is 399 Boylston Street, Boston, Massachusetts 02116. State Street is the Funds’ administrator and its principal business address is 225 Franklin Street, Boston, Massachusetts 02110.

Outstanding Shares and Significant Shareholders. Shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Appendix B to this Proxy Statement lists the total number of shares outstanding as of the Record Date for each class of each Fund. It also identifies holders, as of the Record Date, of more than 5% of any class of shares of each Fund.

Information About Proxies and the Conduct of the Meeting

Solicitation of Proxies. Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures, but proxies may also be solicited through further mailings, telephone calls, personal interviews or e-mails by officers of the Funds or by employees or agents of the Adviser, Hansberger and their respective affiliated companies.

Costs of Solicitation. The costs of the Meeting, including the costs of soliciting proxies, will be paid by the Adviser or its affiliates.

Voting Process. You can vote in any one of the following four ways:

•	By Internet — Use the Internet to vote by visiting http://www.myproxyonline.com.

•	By telephone — Use a touch-tone telephone to call toll-free (866) 437-4683, which is available 24 hours a day.

•	By mail — Complete and return the enclosed proxy card.

•	In person — Vote your shares in person at the Meeting.

Voting and Quorum Requirements. Shareholders who owned Fund shares on the Record Date are entitled to vote at the Meeting. Shareholders are entitled to cast one vote for each share, and a proportionate fractional vote for each fractional share, owned on the Record Date. If you choose to vote by mail and you are an individual account owner, please sign exactly as your name appears on the proxy insert. One owner of a joint account may sign the proxy insert, and the signer’s name must exactly match the name that appears on the card. The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions if your proxy is received properly executed. If you mail the enclosed proxy card and no choice is indicated for the Proposal listed in the attached Notice of Meeting, your proxy will be voted in favor of the Proposal. Votes made by telephone must have an indicated choice in order to be accepted. At any time before it has been voted, your proxy may be revoked in one of the following ways: (i) by sending a signed, written letter of revocation to the Assistant Secretary of the Trust, (ii) by properly executing a later-dated proxy (by any of the methods of voting described above), or (iii) by attending the Meeting, requesting the return of any previously delivered proxy and voting in person.

A majority of the outstanding shares of all Funds entitled to vote on the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business on the Proposal by the shareholders of the Funds at the Meeting. If a shareholder abstains from voting as to any matter, or if a broker returns a

“non-vote” proxy, indicating a lack of authority to vote on a matter, then the shares represented by such abstention or non-vote will be treated as shares that are present at the Meeting for purposes of determining the existence of a quorum. Broker “non-votes” are proxies for shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted. Abstentions and broker non-votes will be disregarded in determining the “votes cast” on an issue.

Required Vote. The affirmative vote of a plurality of all votes cast at the Meeting is sufficient to approve the election of each Nominee to the Trust’s Board. If the required vote is not obtained for the Proposal, the Trustees will consider what other actions to take in the best interests of the Funds.

Adjournments; Other Business. In the event that a quorum is not present for purposes of acting on the Proposal, or if sufficient votes are not received by the time of the Meeting, the persons named as proxies may propose that the Meeting be adjourned with respect to one or more Funds one or more times to permit further solicitation of proxies. Any adjournment requires the affirmative vote of a majority of the total number of shares of the relevant Fund that are present in person or by proxy when the adjournment is being voted on. The persons named as proxies will vote in favor of any such adjournment for all proxies that they are entitled to vote in favor of the Proposal. They will vote against any such adjournment for any proxy that directs them to vote against the Proposal. They will not vote any proxy that directs them to abstain from voting on the Proposal.

The Meeting has been called to transact any business that properly comes before it. The only business that management of the Funds intends to present or knows that others will present is the approval of the Proposal described in this Proxy Statement. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Trust has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings. The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust in writing a reasonable amount of time before the Trust solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting. Whether a proposal is submitted in a proxy statement will be determined in accordance with applicable federal and state laws.

Shareholder Communications with the Trustees

Correspondence should be sent to the attention of the Trust’s Secretary, 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301, who will forward it to the Board or to a specific Trustee if addressed to that Trustee.

APPENDIX A

HANSBERGER INTERNATIONAL SERIES

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I. The Committee

The Nominating and Governance Committee (the “Committee”) is a committee of, and established by, the Board of Trustees (the “Board”) of Hansberger International Series (the “Trust”). For purposes of this Charter, independent trustees shall mean trustees who are not interested persons of the Trust (“Independent Trustees”) as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

The Committee consists of such number of members as set by the Board from time to time and its members shall be selected by the Board. The Committee may include one “interested” management trustee provided that such trustee does not participate in the selection and nomination of Independent Trustee candidates or any discussion or review of Trustee compensation. The balance of the Committee shall be comprised entirely of Independent Trustees. The Chair of the Committee shall be an Independent Trustee and shall be elected by majority vote of the Independent Trustees.

II. Board Nominations and Functions

1. The Committee shall recommend nominees to the full Board for election to the Board of Trustees. The Committee may seek suggestions for candidates for nomination as Trustees from any persons or sources it deems appropriate. The Committee shall evaluate each candidate’s qualifications for Board membership. With respect to Independent Trustee nominees, the Committee shall evaluate their independence from the Trust’s investment adviser and other principal service providers, and shall also consider the effect of any other relationships that a candidate may have, e.g., business, financial or family relationships, that might impair his or her independence or create the appearance of a lack of independence.

2. The Committee shall evaluate the qualifications of candidates for positions as “interested” trustees of the Board and recommend nominees for positions as “interested” trustees to the full Board. For “interested” trustees, the Committee shall consider the views and recommendations of the Trust’s investment adviser and/or affiliates of the investment adviser.

3. In considering a candidate’s qualifications, the Committee shall consider the potential candidate’s educational background, business or professional experience, and reputation. In addition, all trustee candidates must demonstrate an ability and willingness to make the time commitment, including personal attendance at Board meetings, necessary to function as an effective trustee.

4. When the Board has, or expects to have, a vacancy, the Committee shall receive and review information on candidates identified to the Committee. The candidates shall be evaluated based upon the criteria described above and such other additional qualifications as the Committee may adopt from time to time. The Committee shall consider candidates recommended by the Trust’s shareholders if submitted in writing and addressed to the Committee at the Trust’s offices.

5. The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals to the Board with different backgrounds or skills from those already on the Board.

6. The Committee shall periodically review Trustee compensation and shall recommend any appropriate changes to the full Board.

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III. Committee Nominations and Functions

1. The Committee shall make recommendations to the full board on nominations for membership on all committees of the Board and shall review committee assignments periodically and report the results of its review to the Board.

2. The Committee shall review as necessary the responsibilities of all committees of the Board and (i) whether there is a continuing need for each committee, (ii) whether there is a need for additional committees, and (iii) whether existing committees should be combined or reorganized. The Committee shall recommend any changes it determines are appropriate to the full Board.

IV. Corporate Governance

1. The Committee shall oversee the Trust’s policies and procedures regarding compliance with corporate governance policies.

2. The Committee shall periodically review the Board governance procedures of the Trust and shall recommend any appropriate changes to the full Board.

3. The Committee shall consider and oversee the selection and retention of legal counsel to the Independent Trustees and the independence of such counsel.

V. Other Powers and Responsibilities

1. The Committee shall meet at least once each year or more frequently, in open or executive sessions, as it deems appropriate. The Committee may invite members of Trust management, counsel, the investment adviser and others to attend its meetings as it deems appropriate. The Committee shall have separate sessions with management and others, as and when it deems appropriate.

2. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the Trust in connection with its duties.

3. The Committee shall keep written minutes of its meetings and shall report its activities to the Board and make such recommendations to the Board as the Committee may deem necessary or appropriate.

4. Fifty percent (50%) of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee. The Committee may meet in person or by telephone, and the Committee may act by written consent, to the extent permitted by law and by the Trust’s governing documents. In the event of any inconsistency between this Charter and the Trust’s governing documents, the provisions of the governing documents shall control.

5. The Committee shall review this Charter periodically and recommend any changes to the full Board.

Date Adopted: May 18, 2006

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APPENDIX B

Outstanding Shares

As of the Record Date, the total number of shares outstanding for each Fund and for each class of each Fund is shown in the table below:

International Value Fund
Institutional Class	20,945,612
Advisor Class	555,134
Total	21,500,746

Emerging Markets Fund
Institutional Class	27,876,731
Advisor Class	177
Total	27,876,910

International Growth Fund
Institutional Class	40,679,803
Advisor Class	70,278
Total	40,750,081

International Core Fund
Institutional Class	4,797,507
Advisor Class	52,937
Total	4,850,445

Significant Shareholders

As of the Record Date, to the best of the knowledge of the Trust, the following persons owned of record or beneficially more than 5% of the noted class of shares of each Fund:

Name and Address of Shareholder*	Shares Owned	Percent of Shares Outstanding
International Value Fund – Institutional Class

Citibank NA Albemarle Corporation 111 Wall Street, 14th Floor New York, NY 10043-1000	2,743,176	13.10%

Wendel & Co. c/o Bank of New York 2 Hanson Place, Floor 6 Brooklyn, NY 11217-1431	1,659,974	7.93%

Cambridge 2002 LP Massachusetts Institute of Technology 238 Main Street, Suite 200 Cambridge, MA 02142-1016	1,139,126	6.44%

American Bible Society 1865 Broadway New York, NY 10023-7503	4,374,293	20.88%

Mercentile Safe Deposit & Trust Trustee NFL Reciprocal Trust-DB 766 Old Hammonds Ferry Road Linthicum, MD 21090-2112	8,679,439	41.44%

Name and Address of Shareholder*	Shares Owned	Percent of Shares Outstanding
International Value Fund – Advisor Class

Not Applicable

Emerging Markets Fund – Institutional Class

The Northern Trust Co Workplace Health and Safety Commission 50 South LaSalle Street Chicago, IL 60603-1006	4,671,168	16.67%

Tobias White & Co 111 E. Court Street, Suite 3D Flint, MI 48502-1649	5,216,198	18.71%

Massachusetts Institute Of Technology MIT Endowment 238 Main Street, Suite 200 Cambridge, MA 02142-1016	5,466,750	19.61%

Northern Trust Co Cust FBO Mellon 801 S. Canal Street, #C1 Chicago, IL 60607-4715	5,011,967	17.98%

Wendel & Co c/o Bank of New York 2 Hanson Place, Floor 6 Brooklyn, NY 11217-1431	1,515,912	5.44%

Emerging Markets Fund – Advisor Class

Hansberger Global Investors 401 E Las Olas Blvd Ste 1700 Ft Lauderdale, FL 33301-2230	178	100.00%

International Growth Fund – Institutional Class

Goulstorrs and Company, Inc. 400 Atlantic Avenue Boston, MA 02110-3331	2,605,607	6.41%

SEI Private Trust c/o Mellon Bank One Freedom Valley Drive Oaks, PA 19456	4,530,240	11.14%

The Sealy & Smith Foundation 2200 Market Street, Suite 500 Galveston, TX 77550-1532	2,315,879	5.69%

Wendel & Co c/o Bank of New York 2 Hanson Place, Floor 6 Brooklyn, NY 11217-1431	4,027,003	9.90%

The Heinz Endowments 625 Liberty Avenue, Floor 30 Pittsburgh, PA 15222-3110	2,393,744	5.88%

Name and Address of Shareholder*	Shares Owned	Percent of Shares Outstanding
Mac & Co Mutual Funds Operations P.O. Box 3198 Pittsburgh, PA 15230-3198	3,996,010	9.82%

International Growth Fund – Advisor Class

McCahill Ltd. 1 N. Wacker Drive, Suite 4125 Chicago, IL 60606-2834	9,970	14.19%

Liselotte Neumann - Trustee for Liselotte Neumann Trust 11003 MuirField Drive Rancho Mirage, CA 92270-1431	3,768	5.36%

Donna P. Josey c/o Josey Oil Company 2001 Kirby Drive Houston, TX 77019-6043	7,022	9.99%

Max Chapman - Trustee for Chapman Family Charitable Trust c/o Gardner Capital Management 575 Madison Avenue, Floor 10 New York, NY 10022-2511	49,137	69.92%

International Core Fund – Institutional Class

Lewis & Clark College 0615 SW Palatine Hill Road Portland, OR 97219-7879	3,522,268	73.42%

Freddie Mac Foundation Inc. 8250 Jones Branch Drive McLean, VA 22102-3112	1,125,862	23.47%

International Core Fund – Advisor Class

National City Bank - Trustee for City of Ironwood Gen City Ret. Fund P.O. Box 94984 Cleveland, OH 44101	49,456	93.42%

Charles Schwab & Co Inc. Special Custody FBO Customers 101 Montgomery Street San Francisco, CA 94104-4151	3,374	6.37%

*	Such ownership may be beneficially held by individuals or entities other than the owner listed. To the extent that any listed shareholder beneficially owns more than 25% of a Fund, it may be deemed to “control” such Fund within the meaning of the 1940 Act. The effect of such control may be to reduce the ability of other shareholders of the Funds to take actions requiring the affirmative vote of holders of a plurality or majority of the Fund’s shares without the approval of the controlling shareholder.

FORM OF PROXY

PROXY

HANSBERGER INTERNATIONAL SERIES

INTERNATIONAL VALUE FUND

Proxy Solicited by the Board of Trustees

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2007

The undersigned shareholder hereby appoints and authorizes each of Ronald W. Holt, Jr., Byron F. Bowman and Thomas A. Christensen as proxies of the undersigned, with the full power of substitution, to represent the undersigned and to vote, with all powers the undersigned would possess if personally present, as designated on the reverse side, at the Special Meeting of Shareholders (the “Meeting”) of the International Value Fund (the “Fund”), a series of Hansberger International Series (the “Trust”), on September 12, 2007 at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describe the matter to be considered and voted on, is hereby acknowledged.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE NOMINEES.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, either owner may sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature(s)	Date

Title(s), if applicable

Signature(s) and Title(s), if applicable	Date

Title(s), if applicable

< FOLD HERE <

Three simple methods to vote your proxy:

Internet:	Log on to www.myproxyonline.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.	CONTROL NUMBER:

Touchtone Phone:	Simply dial toll-free (866) 437-4683 and follow the automated instructions. Please have this proxy card available at the time of the call.	CHECK DIGIT ID:
Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

SCANNER BAR CODE

TAG ID: 12345678	Ticker: HINTX

FORM OF PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. THE TRUSTEES RECOMMEND A VOTE FOR THE NOMINEES.

X Please mark votes as in this example.

Please mark your vote below in blue or black ink. Do not use red ink.

1. To elect ten trustees to the Board of Trustees of the Trust	FOR ALL	WITHHOLD ALL	ALL EXCEPT

(1) John T. Hailer	☐	☐	☐

(2) Robert J. Blanding

(3) Graham T. Allison, Jr.

(4) Charles D. Baker

(5) Edward A. Benjamin

(6) Daniel M. Cain

(7) Richard Darman

(8) Jonathan P. Mason

(9) Sandra O. Moose

(10) Cynthia L. Walker

To withhold authority to vote for any individual nominee(s), write the nominee(s) name in the space provided:

If you should have any questions about the proxy material or the execution of your vote, simply call (800) 332-7449 between the hours of 10 a.m. and 10 p.m. Eastern Time. Representatives will be happy to assist you. Please have this proxy card available at the time of the call.

If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given to the proxy holders to vote in accordance with the views of the management of the Fund thereto. Management is not aware of any such matters that may be brought before the Meeting.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

SCANNER BAR CODE

TAG ID: 12345678	CUSIP: 411301104, 500